UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2019

Cloud Peak Energy Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34547	26-3088162
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

748 T-7 Road, Gillette, Wyoming	82718
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (307) 687-6000

Not Applicable

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Closing of Asset Sale to NTEC

In connection with Cloud Peak Energy Inc.’s and substantially all of its direct and indirect subsidiaries’ (collectively, the “Company”) ongoing cases under Chapter 11 (“Chapter 11”) of Title 11 of the U.S. Code, on October 24, 2019 (the “Closing Date”), the Company completed the previously announced sale of substantially all of its operating assets, including its Spring Creek, Cordero Rojo and Antelope mines (the “Assets”), to Navajo Transitional Energy Company, LLC (the “Purchaser”), in exchange for the payment of $15.7 million of cash, a $40.0 million unsecured promissory note (to be held by the Company until the effective date of the Plan (as defined below)) and the Royalty Interest Agreement (as defined and discussed below), as well as the assumption of coal production-related pre- and post-petition tax liabilities and coal royalty payments in an amount estimated to be approximately $87.5 million as of September 30, 2019, all reclamation obligations, $20 million in post-petition accounts payables and cash to fund approximately $1 million in cure costs (the “Sale”). In connection with the closing of the Sale, the Company terminated substantially all of its employees, and the Purchaser made offers of employment to substantially all of the terminated employees of the Company. Following the Sale, the Company has (i) certain real estate assets, (ii) expected proceeds from the Royalty Interest Agreement, (iii) cash on hand, including the Sale proceeds, of approximately $50 million (after repayment of amounts under the A/R Securitization Program and the DIP Credit Agreement (each as defined and discussed below),(iv) accounts receivable and (v) certain debts not settled by the Sale.

Cloud Peak Energy Estates

Following the closing of the Sale, the Company will continue to seek confirmation of the First Amended Joint Chapter 11 Plan of Cloud Peak Energy Inc, and Certain of its Debtor Affiliates [Docket No. 744] (as amended and supplemented, the “Plan”). The Company anticipates seeking confirmation of the Plan at a hearing to be held with the United States Bankruptcy Court for the District of Delaware (“Bankruptcy Court”) on December 5, 2019 at 9:30 a.m. (Eastern Time).

Transition Services Agreement

On the Closing Date, the Company entered into a Transition Services Agreement (the “Transition Services Agreement”) with the Purchaser, pursuant to which, from and after the Closing Date, the Purchaser will provide the Company with certain transition services for the terms specified for each service in the Transition Services Agreement. The Company will pay the Purchaser a designated fee for each service provided pursuant to the Transition Services Agreement.

The description of the Transition Services Agreement herein is only a summary thereof and is qualified in its entirety by reference to the full text of the Transition Services Agreement, which is filed as Exhibit 10.1 hereto and which is incorporated by reference herein.

Royalty Interest Agreement

On the Closing Date, Cloud Peak Energy Resources LLC, a wholly owned subsidiary of the Company (“CPE Resources”), entered into a Term Royalty Agreement (the “Royalty Interest Agreement”) with the Purchaser, pursuant to which the Purchaser agreed to pay CPE Resources a $0.15/ton royalty, payable quarterly for a period of five years, on (i) all tons produced and sold at the Antelope and Spring Creek mines and (ii) all tons produced and sold in excess of 10 million tons per year at the Cordero Rojo mine. The Royalty Interest Agreement contains customary representations and warranties of the parties and a covenant by the Purchaser to use commercially reasonable efforts to diligently mine, develop and sell all coal and other bituminous material produced from the mines.

The description of the Royalty Interest Agreement herein is only a summary thereof and is qualified in its entirety by reference to the full text of the Royalty Interest Agreement, which is filed as Exhibit 10.2 hereto and which is incorporated by reference herein.

Item 1.02 Termination of a Material Definitive Agreement.

In connection with the Sale, on the Closing Date, CPE Resources terminated its Accounts Receivable Securitization Program (the “A/R Securitization Program”) with PNC Bank, National Association, as administrator.  In connection with the termination, the outstanding letters of credit issued under the A/R Securitization Program were cash collateralized, all other outstanding obligations under the A/R Securitization Program were repaid and all liens and security interests (other than in the cash collateral) were released.

The Company’s Superpriority Senior Secured Priming Debtor-in-Possession Credit Agreement (the “DIP Credit Agreement”) matured upon consummation of the Sale. On the Closing Date, all outstanding obligations under the DIP Credit Agreement were repaid, all loan documents were terminated, and all liens, guarantees and security interests were released.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.01 by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Sale, on October 21, 2019, each of William T. Fox III, Jeane Hull, Colin Marshall, Steven Nance, William Owens and Robert Skaggs notified Cloud Peak Energy Inc. of his or her resignation as a member of the Board of Directors of Cloud Peak Energy Inc. (the “Board”), effective as of the closing of the Sale. On October 22, 2019, the Board decreased the number of directors constituting the Board from six directors to three directors and appointed current executive officers Todd Myers, Heath Hill and Bryan Pechersky as Class I, II and III directors, respectively, effective as of the closing of the Sale. Messrs. Myers, Hill and Pechersky constitute the Board of Cloud Peak Energy Inc. while the Company continues to seek confirmation of the Plan. The Board also abolished each standing committee of the Board.

In connection with the Sale, on October 22, 2019, the Board terminated Colin Marshall, Amy Clemetson, Bruce Jones and Kendall Carbone as executive officers of the Company, effective as of the closing of the Sale. On October 22, 2019, the Board appointed Todd Myers, 55, as President and Chief Executive Officer of the Company, effective as of the closing of the Sale.

Mr. Myers has served as the Company’s Senior Vice President, Marketing and Business Development since June 2016. Prior to that appointment, he served as the Company’s Senior Vice President, Business Development beginning in July 2010. Previously, he served as President of Westmoreland Coal Sales Company and in other senior leadership positions with Westmoreland Coal in marketing and business development during two periods dating to 1989. In his various capacities with Westmoreland Coal, Mr. Myers’s responsibilities included developing and implementing corporate merger and acquisition strategies, divesting coal related assets, negotiating complex transactions and other responsibilities generally attributable to the management of coal businesses. Mr. Myers also spent five years with RDI Consulting, a leading consulting firm in the coal and energy industries, where he led the environmental consulting practice. In 1987, Mr. Myers served as a staff assistant in the U.S. House of Representatives. Mr. Myers earned his Bachelor of Arts in political science from Pennsylvania State University in University Park, Pennsylvania, and his Masters in International Management from the Thunderbird Graduate School of Global Management in Glendale, Arizona.

On the Closing Date, the Company entered into Amended and Restated Employment Agreements with Mr. Myers, Mr. Hill and Mr. Pechersky (collectively, the “Employment Agreements”), which replace their existing employment agreements and provide for aggregate service payments of $65,213.77, $77,463.77 and $71,842.59, respectively, for the period commencing on the Closing Date and ending on the earlier of December 31, 2019 and the effective date of the Plan. This services payment is in lieu of all of other compensation and benefits for services during the service period. In addition, each of Messrs. Myers, Hill and Pechersky waived their rights to seek rejection damages in respect of their non-qualified deferred compensation plan balances.

The description of the Employment Agreements herein is only a summary thereof and is qualified in its entirety by reference to the full text of the Employment Agreements, which are filed as Exhibits 10.3, 10.4 and 10.5 hereto and which are incorporated by reference herein.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are not statements of historical facts and often contain words such as “may,” “will,” “expect,” “believe,” “anticipate,” “plan,” “estimate,” “seek,” “could,” “should,” “intend,” “potential,” or words of similar meaning. Forward-looking statements are based on management’s current expectations, beliefs, assumptions and estimates regarding the Company, industry, economic conditions, government regulations and energy policies and other factors. Forward-looking statements may include, for example, statements regarding the Company’s plans, strategies, prospects and expectations concerning its business, operating results, financial condition, liquidity and other matters that do not relate strictly to historical facts. These statements are subject to significant risks, uncertainties, and assumptions that are difficult to predict and could cause actual results to differ materially and adversely from those expressed or implied in the forward-looking statements, including risks and uncertainties regarding the Company’s ability to continue as a going concern; potential adverse effects of the Chapter 11 cases on the Company’s liquidity and results of operations; the Company’s ability to obtain timely approval by the Bankruptcy Court  with respect to the motions filed in the Chapter 11 cases; the effects of the bankruptcy petitions on the Company and on the interests of various constituents, including holders of the Company’s common stock; the Bankruptcy Court’s rulings in the Chapter 11 cases, and the outcome of the Chapter 11 cases generally; the length of time that the Company will operate under Chapter 11 protection and the continued availability of operating capital during the pendency of the proceedings; risks associated with third-party motions in the Chapter 11 cases; and increased administrative and legal costs related to the Chapter 11 process and other litigation and inherent risks involved in a bankruptcy process. Forward-looking statements are also subject to the risk factors and cautionary language described from time to time in the reports and registration statements the Company files with the Securities and Exchange Commission, including those in Part I, Item 1A - Risk Factors in its most recent Form 10-K and any updates thereto in its Forms 10-Q and Current Reports on Form 8-K. Additional factors, events, or uncertainties that may emerge from time to time, or those that the Company currently deems to be immaterial, could cause its actual results to differ, and it is not possible for the Company to predict all of them. The Company makes forward-looking statements based on currently available information, and it assumes no obligation to, and expressly disclaim any obligation to, update or revise publicly any forward-looking statements made in this report, whether as a result of new information, future events or otherwise, except as required by law.

Item 9.01                   Financial Statements and Exhibits

(d)         Exhibits.

Exhibit Number	Description
10.1	Transition Services Agreement, dated as of October 24, 2019, by and between Cloud Peak Energy Inc. and Navajo Transitional Energy Company, LLC
10.2	Royalty Interest Agreement, dated as of October 24, 2019, by and between Cloud Peak Energy Resources LLC and Navajo Transitional Energy Company, LLC
10.3	Amended and Restated Employment Agreement, dated as of October 24, 2019, by and between Cloud Peak Energy Inc. and Heath Hill
10.4	Amended and Restated Employment Agreement, dated as of October 24, 2019, by and between Cloud Peak Energy Inc. and Todd Myers
10.5	Amended and Restated Employment Agreement, dated as of October 24, 2019, by and between Cloud Peak Energy Inc. and Bryan Pechersky

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 24, 2019

CLOUD PEAK ENERGY INC.

By:	/s/ Bryan J. Pechersky
	Name:	Bryan J. Pechersky
	Title:	Executive Vice President, General Counsel and Corporate Secretary